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                                                                    EXHIBIT 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the respective Registration Statement on Form S-8 (Nos. 333-43032) of our report dated September 19, 2001 relating to the consolidated financial statements of Novo Networks, Inc. (the Company), (formerly eVentures Group, Inc.) included in the Company's Form 10-K for the year ended June 30, 2001.

/s/ ARTHUR ANDERSEN LLP

ARTHUR ANDERSEN LLP



Dallas, Texas
September 28, 2001